Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

SECOND QUARTER 2015 EARNINGS

HOUSTON, TX, July 28, 2015 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its second quarter ended June 30, 2015, it earned net income of $289 million, or $0.74 per fully diluted share, compared to first quarter ended March 31, 2015 net income of $310 million, or $0.76 per fully diluted share. Excluding other items and non-recurring charges from all periods, second quarter net income was $301 million, or $0.77 per fully diluted share, compared to $1.14 in the first quarter of 2015 and $1.47 in the second quarter of 2014. Second quarter 2015 other items were $17 million in pre-tax severance and facility closure charges.

Revenues for the second quarter of 2015 were $3.91 billion, a decrease of 19 percent from the first quarter of 2015 and a decrease of 26 percent from the second quarter of 2014. Operating profit for the quarter, excluding the other items, was $455 million, or 11.6 percent of sales. EBITDA, excluding other items, was $627 million, or 16.0 percent of sales, down 45 percent from the prior year.

During the second quarter of 2015, the Company repurchased and retired 8.6 million shares of its common stock at an average price of $51.73 per share for a total purchase price of $447 million. Since initiating a share buyback program in September 2014, the Company repurchased 44.7 million shares through the end of the second quarter, or 10.4 percent of its shares outstanding, at an average price of $57.12 per share.

Ending backlog for the second quarter of 2015 was $9.03 billion for the Company’s Rig Systems segment and $1.19 billion for the Company’s Completion & Production Solutions segment.

Clay C. Williams, Chairman, President and CEO of National Oilwell Varco, stated, “NOV achieved solid results this quarter in the face of the cyclical downturn which has impacted our business. The operating margins delivered by our segments this quarter reflect our focus on reducing costs to become more efficient. We continue to advance our long-term strategies and expect that the strength of our balance sheet will allow us to identify investment opportunities arising from this downturn. We are positioning the company to perform well through the downturn and to generate profitable growth in the inevitable upturn, and expect that while 2015 will continue to be challenging, it will afford us the opportunity to make great progress against our strategic plans.”

Rig Systems

The Rig Systems segment generated revenues of $1.93 billion in the second quarter of 2015, a decrease of 24 percent from the first quarter of 2015 and a decrease of 19 percent from the second quarter of 2014. Operating profit for this segment was $395 million, or 20.5 percent of sales. EBITDA for this segment was $419 million, or 21.7 percent of sales. Revenue out of backlog for the segment was $1.70 billion.

Backlog for capital equipment orders for the Company’s Rig Systems segment at June 30, 2015 was $9.03 billion, down 13 percent from the first quarter of 2015, and down 41 percent from the end of the second quarter of 2014. New orders during the quarter were $313 million.

Rig Aftermarket

The Rig Aftermarket segment generated revenues of $657 million in the second quarter of 2015, a decrease of nine percent from the first quarter of 2015 and a decrease of 16 percent from the second quarter of 2014. Operating profit for this segment was $145 million, or 22.1 percent of sales. EBITDA for this segment was $152 million, or 23.1 percent of sales.

Wellbore Technologies

The Wellbore Technologies segment generated revenues of $956 million in the second quarter of 2015, a decrease of 18 percent from the first quarter of 2015 and a decrease of 34 percent from the second quarter of 2014. Operating profit for this segment was $47 million, or 4.9 percent of sales. EBITDA for this segment was $146 million, or 15.3 percent of sales.

Completion & Production Solutions

The Completion & Production Solutions segment generated revenues of $873 million in the second quarter of 2015, a decrease of eight percent from the first quarter of 2015 and a decrease of 23 percent from the second quarter of 2014. Revenues out of backlog were $538 million. Operating profit for this segment was $81 million, or 9.3 percent of sales. EBITDA for this segment was $141 million, or 16.2 percent of sales.

Backlog for capital equipment orders for the Company’s Completion & Production Solutions segment at June 30, 2015 was $1.19 billion, down 18 percent from the first quarter of 2015, and down 44 percent from the end of the second quarter of 2014. New orders during the quarter were $264 million.

The Company has scheduled a conference call for July 28, 2015, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-866-312-4825 within North America or 1-720-634-2948 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,544	$3,536
Receivables, net	3,476	4,416
Inventories, net	5,394	5,281
Costs in excess of billings	1,810	1,878
Deferred income taxes	381	447
Prepaid and other current assets	562	604

Total current assets	14,167	16,162

Property, plant and equipment, net	3,250	3,362
Deferred income taxes	535	503
Goodwill	8,507	8,539
Intangibles, net	4,257	4,444
Investment in unconsolidated affiliates	327	362
Other assets	182	190

	$31,225	$33,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$847	$1,189
Accrued liabilities	3,028	3,518
Billings in excess of costs	1,269	1,775
Current portion of long-term debt and short-term borrowings	151	152
Accrued income taxes	24	431
Deferred income taxes	353	309

Total current liabilities	5,672	7,374

Long-term debt	4,154	3,014
Deferred income taxes	1,976	1,972
Other liabilities	418	430

Total liabilities	12,220	12,790

Commitments and contingencies

Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 386,542,334 and 418,977,608 shares issued and outstanding at June 30, 2015 and December 31, 2014	4	4
Additional paid-in capital	6,625	8,341
Accumulated other comprehensive loss	(1,119)	(834)
Retained earnings	13,417	13,181

Total Company stockholders’ equity	18,927	20,692
Noncontrolling interests	78	80

Total stockholders’ equity	19,005	20,772

	$31,225	$33,562

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014
Revenue:
Rig Systems	$1,930	$2,372	$2,523	$4,453	$4,628
Rig Aftermarket	657	785	719	1,376	1,535
Wellbore Technologies	956	1,446	1,171	2,127	2,724
Completion & Production Solutions	873	1,127	948	1,821	2,129
Eliminations	(507)	(475)	(541)	(1,048)	(872)

Total revenue	3,909	5,255	4,820	8,729	10,144

Gross profit	872	1,456	1,178	2,050	2,746
Gross profit %	22.3%	27.7%	24.4%	23.5%	27.1%

Selling, general, and administrative	417	511	486	903	984
Other items	17	32	122	139	50

Operating profit	438	913	570	1,008	1,712

Interest and financial costs	(26)	(27)	(26)	(52)	(53)
Interest income	2	5	5	7	9
Equity income in unconsolidated affiliates	7	23	9	16	33
Other income (expense), net	(30)	(21)	(56)	(86)	(21)

Income before income taxes	391	893	502	893	1,680

Provision for income taxes	105	284	189	294	523

Income from continuing operations	286	609	313	599	1,157

Income from discontinued operations	—	11	—	—	52

Net income	286	620	313	599	1,209

Net income (loss) attributable to noncontrolling interests	(3)	1	3	—	1

Net income attributable to Company	$289	$619	$310	$599	$1,208

Per share data:

Basic:
Income from continuing operations	$0.75	$1.42	$0.76	$1.51	$2.70

Income from discontinued operations	$—	$0.03	$—	$—	$0.12

Net income attributable to Company	$0.75	$1.45	$0.76	$1.51	$2.82

Diluted:
Income from continuing operations	$0.74	$1.42	$0.76	$1.51	$2.69

Income from discontinued operations	$—	$0.02	$—	$—	$0.12

Net income attributable to Company	$0.74	$1.44	$0.76	$1.51	$2.81

Weighted average shares outstanding:
Basic	387	428	407	397	428

Diluted	388	430	409	398	430

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Revenue:
Rig Systems	$1,930	$2,372	$2,523	$4,453	$4,628
Rig Aftermarket	657	785	719	1,376	1,535
Wellbore Technologies	956	1,446	1,171	2,127	2,724
Completion & Production Solutions	873	1,127	948	1,821	2,129
Eliminations	(507)	(475)	(541)	(1,048)	(872)

Total revenue	$3,909	5,255	4,820	$8,729	10,144

Operating profit:
Rig Systems	$395	$501	$488	$883	$952
Rig Aftermarket	145	217	199	344	408
Wellbore Technologies	47	269	124	171	493
Completion & Production Solutions	81	158	108	189	301
Unallocated expenses and eliminations	(213)	(200)	(227)	(440)	(392)

Total operating profit (before other items)	$455	$945	$692	$1,147	$1,762

Operating profit %:
Rig Systems	20.5%	21.1%	19.3%	19.8%	20.6%
Rig Aftermarket	22.1%	27.6%	27.7%	25.0%	26.6%
Wellbore Technologies	4.9%	18.6%	10.6%	8.0%	18.1%
Completion & Production Solutions	9.3%	14.0%	11.4%	10.4%	14.1%
Total operating profit % (before other items)	11.6%	18.0%	14.4%	13.1%	17.4%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014
Operating profit excluding other items (Note 1):
Rig Systems	$395	$501	$488	$883	$952
Rig Aftermarket	145	217	199	344	408
Wellbore Technologies	47	269	124	171	493
Completion & Production Solutions	81	158	108	189	301
Unallocated expenses and eliminations	(213)	(200)	(227)	(440)	(392)

Total operating profit excluding other items	$455	$945	$692	$1,147	$1,762

Depreciation & amortization:
Rig Systems	$24	$22	$23	$47	$44
Rig Aftermarket	7	7	7	14	13
Wellbore Technologies	99	108	105	204	216
Completion & Production Solutions	60	53	55	115	108
Unallocated expenses and eliminations	—	—	—	—	—

Total depreciation & amortization	$190	$190	$190	$380	$381

Operating profit as adjusted before depreciation & amortization (Note 1):
Rig Systems	$419	$523	$511	$930	$996
Rig Aftermarket	152	224	206	358	421
Wellbore Technologies	146	377	229	375	709
Completion & Production Solutions	141	211	163	304	409
Unallocated expenses and eliminations	(213)	(200)	(227)	(440)	(392)

Total operating profit as adjusted before depreciation & amortization	$645	$1,135	$882	$1,527	$2,143

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	21.7%	22.0%	20.3%	20.9%	21.5%
Rig Aftermarket	23.1%	28.5%	28.7%	26.0%	27.4%
Wellbore Technologies	15.3%	26.1%	19.6%	17.6%	26.0%
Completion & Production Solutions	16.2%	18.7%	17.2%	16.7%	19.2%
Total operating profit % as adjusted before depreciation & amortization	16.5%	21.6%	18.3%	17.5%	21.1%

Total operating profit as adjusted before depreciation & amortization:	$645	$1,135	$882	$1,527	$2,143
Other items	(17)	(32)	(122)	(139)	(50)
Interest income	2	5	5	7	9
Equity income in unconsolidated affiliates	7	23	9	16	33
Other income (expense), net	(30)	(21)	(56)	(86)	(21)
Net (income) loss attributable to noncontrolling interest	3	(1)	(3)	—	(1)

EBITDA (Note 1)	$610	$1,109	$715	$1,325	$2,113

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$289	$619	$310	$599	$1,208
Income from discontinued operations	—	(11)	—	—	(52)
Provision for income taxes	105	284	189	294	523
Interest expense	26	27	26	52	53
Depreciation and amortization	190	190	190	380	381

EBITDA	610	1,109	715	1,325	2,113
Other items	17	32	122	139	50

EBITDA excluding other items (Note 1)	$627	$1,141	$837	$1,464	$2,163

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Net income attributable to Company	$0.74	$1.44	$0.76	$1.51	$2.81
Income from discontinued operations	—	(0.02)	—	—	(0.12)

Income from continuing operations	0.74	1.42	0.76	1.51	2.69
Other items and non-recurring charges:
Other items	0.03	0.05	0.19	0.22	0.07
Venezuela asset write-down	—	—	0.02	0.02	—
Tax exposure	—	—	0.17	0.17	—

Operating (non-GAAP) (Note 1)	0.77	1.47	1.14	1.92	2.76
Amortization of purchased intangible assets	0.16	0.14	0.15	0.30	0.29

Operating (non-GAAP) excluding amortization of purchased intangible assets (Note 1)	$0.93	$1.61	$1.29	$2.22	$3.05

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose, as appropriate, various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on, when applicable, are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization, (vi) EBITDA, (vii) EBITDA excluding other items, (viii) Operating (non-GAAP) per fully diluted share and (ix) Operating (non-GAAP) excluding amortization of purchased intangible assets per fully diluted share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary, (713) 346-7807
Loren.Singletary@nov.com